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                                                                   EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 1996 relating to the consolidated balance sheets of Perfumania, Inc. and the related consolidated statements of operations, shareholders' equity and cash flow, which report appears in Perfumania, Inc.'s Annual Report on Form 10-K for the year ended February 3, 1996.


/s/ Price Waterhouse LLP
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PRICE WATERHOUSE LLP
July 25, 1996
Miami, Florida